Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-267753, 333-270942, 333-277997, 333-282108, and 333-285128) and Form S-3 (Nos. 333-267098, 333-274397, and 333-275535) of FiscalNote Holdings, Inc. of our report dated April 1, 2025, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K of FiscalNote Holdings, Inc. for the year ended December 31, 2024.

/s/ RSM US LLP

McLean, Virginia

April 1, 2025